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                                                                       EXHIBIT 3

                           BID.COM INTERNATIONAL INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                                OCTOBER 10, 2001
                            SOLICITED BY MANAGEMENT

The undersigned shareholder of BID.COM INTERNATIONAL INC. (the "Corporation") hereby appoints JEFF LYMBURNER, President, Chief Executive Officer and a director of the Corporation or, failing him, MARK WALLACE, Chief Operating
Officer of the Corporation, or instead of either of them ..........
 .......................... as proxy to attend and vote for the undersigned at
THE SPECIAL MEETING (THE "MEETING") OF THE SHAREHOLDERS TO BE HELD ON OCTOBER 10TH, 2001, AND AT ANY ADJOURNMENT(S) THEREOF, in the same manner, to the same extent and with the same power as if the undersigned were present at the Meeting or any such adjournments and, without limiting the generality of the foregoing, hereby grants authority as set forth below.

The shares of the Corporation represented by this Proxy shall be voted as follows:

1.    VOTE FOR       [ ]          VOTE AGAINST     [ ]

     Approval of the acquisition of no less than 51% of the shares of ADB Systemer ASA and the related changes to the Board of Directors of the Corporation, the particulars of which are set out in the accompanying Management Information Circular.

2.    VOTE FOR       [ ]          VOTE AGAINST     [ ]

     Passing a special resolution authorizing the consolidation of the issued shares of the Corporation on a one for two basis, the particulars of which are set out in the accompanying Management Information Circular.

3.    VOTE FOR       [ ]          VOTE AGAINST     [ ]

     Passing a special resolution authorizing the change of the name of the Corporation, the particulars of which are set out in the accompanying Management Information Circular

4.    VOTE FOR       [ ]          VOTE AGAINST     [ ]

     Passing an ordinary resolution to approve the amendment to the Corporation's Stock Option Plan, the particulars of which are set out in the accompanying Management Information Circular.

5. At the Proxy's discretion upon any amendments or variations to matters specified in the Notice of Meeting or upon any other matters as may properly come before the Meeting or any adjournments thereof.

      DATED the ......... day of........................................., 2001.

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Signature of Shareholder

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(Please print name here)
(PLEASE ADVISE THE CORPORATION OF ANY CHANGE OF ADDRESS)
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THIS PROXY IS SOLICITED BY OR ON BEHALF OF MANAGEMENT OF THE CORPORATION.

WHERE A CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOUR OF THE MATTERS REFERRED TO HEREIN.

THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY TO VOTE IN RESPECT OF ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING AND IN SUCH MANNER AS SUCH NOMINEE IN HIS/HER JUDGMENT MAY DETERMINE.

A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON TO ATTEND AND ACT FOR HIM OR HER AND ON HIS OR HER BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THIS FORM OF PROXY. SUCH RIGHT MAY BE EXERCISED BY FILLING THE NAME OF SUCH PERSON IN THE BLANK SPACE PROVIDED AND STRIKING OUT THE NAME OF MANAGEMENT'S NOMINEES.

A proxy will not be valid unless a completed, signed and dated form of proxy is delivered to the Corporation or its transfer agent, CIBC Mellon Trust Company.

NOTE: 1.  A PERSON APPOINTED AS PROXYHOLDER TO REPRESENT A SHAREHOLDER NEED NOT
      BE A SHAREHOLDER OF THE CORPORATION.
      2. IF THE SHAREHOLDER IS A CORPORATION, THIS PROXY MUST BE EXECUTED BY AN OFFICER OR ATTORNEY THEREOF DULY AUTHORIZED.